Exhibit 12

Schedule of Transactions

Shamrock Activist Value Fund, L.P.

Date	Number of Common Shares Sold	Price Per Common Shares in $US*	Sale Price
1/14/08	750,130	$17.5050	$13,131,041

Shamrock Activist Value Fund II, L.P.

Date	Number of Common Shares Sold	Price Per Common Shares in $US*	Sale Price
01/14/08	136,444	$17.5050	$2,388,455

Shamrock Activist Value Fund III, L.P.

Date	Number of Common Shares Sold	Price Per Common Shares in $US*	Sale Price
01/14/08	13,426	$17.5050	$235,022

*	Excludes Brokerage Commissions